UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2019

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12182 (Commission file number)	95-3647070 (IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 600-5600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 24, 2019. As of the record date for the Annual Meeting, May 31, 2019, there were 33,605,780 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, nine directors stood for reelection to a one-year term expiring at the 2020 Annual Meeting. Under Proposal 1, all nine of the director nominees were reelected under the Registrant’s majority voting standard method. The results of the election of directors are summarized as follows:

				Broker Non-
	For	Against	Abstain	Votes
A.J. "Bert" Moyer	20,767,966	2,418,681	15,279	6,783,775
Scott Arnold	21,579,233	1,610,689	12,004	6,783,775
Michael Burdiek	21,550,996	1,638,847	12,083	6,783,775
Jason Cohenour	21,579,183	1,610,884	11,859	6,783,775
Jeffery Gardner	19,068,959	4,119,033	13,934	6,783,775
Amal Johnson	20,749,082	2,439,563	13,281	6,783,775
Roxanne Oulman	21,588,560	1,602,267	11,099	6,783,775
Jorge Titinger	20,856,057	2,334,190	11,679	6,783,775
Larry Wolfe	21,483,962	1,705,768	12,196	6,783,775

In addition to the election of directors, the results of voting on other matters at the 2019 Annual Meeting are summarized as follows:

				Broker
Proposal 2:	For	Against	Abstain	Non-Votes
Advisory vote on executive compensation (“Say-on-Pay”)	20,799,692	2,373,897	28,337	6,783,775
				Broker
Proposal 3:	For	Against	Abstain	Non-Votes
Ratification of Deloitte and Touche, LLP as the Company’s independent registered public accounting firm for fiscal 2020	27,616,789	2,178,543	190,369	N/A

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP. Registrant
By:	/s/ Kurtis Binder Kurtis Binder Executive Vice President and Chief Financial Officer

Dated: July 26, 2019